As filed with the Securities and Exchange Commission on May 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERTEC, Inc.
(Exact name of Registrant as specified in its charter)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Cupey Center Building,
Road 176, Kilometer 1.3,
San Juan, Puerto Rico 00926
(787) 759-9999
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Luis A. Rodríguez
Executive Vice President and Chief Legal and Corporate Development Officer
Cupey Center Building
Road 176, Kilometer 1.3
San Juan, Puerto Rico 00926
(787) 759-9999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

 Nicolas Grabar
Duane McLaughlin
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)(5)
Common Stock, par value $0.01 per share	11,654,803	$41.11	$479,128,951.33	$52,272.97
(1)    11,654,803 shares of common stock owned by the stockholder eligible to use this registration statement, which may be offered from time to time at prices to be determined.
(2)    In the event of a stock split, reverse stock split, stock dividend, reclassification, recapitalization, combination or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of our common stock issuable pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”).
(3)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based upon the average of the high and low prices of the registrant’s common stock on April 28, 2021, as reported on the New York Stock Exchange.
(4)    Calculated pursuant to Rule 457 under the Securities Act.
(5)    A filing fee of $52,272.97 was previously paid in connection with the registrant’s May 3, 2021 filing of a registration statement on Form S-3 (File No. 333-255729), which filing was subsequently withdrawn on May 4, 2020. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset in its entirety the filing fee currently due pursuant to this registration statement.

EVERTEC, Inc.
Common Stock

All of the shares of the common stock of EVERTEC, Inc., par value $0.01 per share (the “Common Stock”) in this offering may be sold from time to time by the Stockholder (as defined herein) identified in this prospectus in public or private transactions or both. Under the terms of the Stockholder Agreement (as defined below), we are obligated to file this registration statement as a consequence of being a well-known seasoned issuer as defined in rules of the Securities and Exchange Commission. We are registering these Evertec shares pursuant to that obligation and not as a result of any express exercise of any right by the Stockholder. We will not receive any of the proceeds from any sale of these shares by the Stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol “EVTC.” The closing price of our common stock on April 30, 2021 was $39.90 per share.
Any of the shares of our Common Stock offered by the Stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our Common Stock may be offered and sold by the Stockholder. The specific manner in which shares of Common Stock are offered and sold may be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any related prospectus supplement, together with the documents we incorporate by reference, before you invest.
The Stockholder may offer and sell all or a portion of their shares of our Common Stock through one or more underwriters, dealers or agents; through underwriting syndicates managed or co-managed by one or more underwriters; on the New York Stock Exchange or any other stock exchange, market or trading facility on which the Common Stock is traded; or directly to purchasers, on a continuous or delayed basis. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 9.
Investing in our common stock involves risks. You should carefully consider the risks referenced under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2021.

_______________________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, using a “shelf” registration process. Because we used a shelf registration statement, the Stockholder may, from time to time, sell Common Stock in one or more offerings. We may provide a prospectus supplement to this prospectus that will contain specific information about the terms of an offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus related to the Common Stock that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor the Stockholder have authorized anyone to give you any other information, and we or the Stockholder take no responsibility for any other information that others may give you. We and the Stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

References in this prospectus to “EVERTEC,” “we,” “us,” “our,” or “the Company” are to EVERTEC, Inc. and its subsidiaries on a consolidated basis, unless the context indicates otherwise.

i

Forward-Looking Statements

This prospectus and any amendment or supplement thereto, including the documents incorporated by reference into this prospectus and any amendment or supplement thereto, includes forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among other things, statements regarding:

•our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our Amended and Restated Master Service Agreement (“MSA”) with them and to grow our merchant acquiring business;

•as a regulated institution, the likelihood we will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and our potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers;

•our ability to renew our client contracts on terms favorable to us, including our contract with Popular, and any significant concessions we may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA;

•our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised;

•our ability to develop, install and adopt new software, technology and computing systems;

•a decreased client base due to consolidations and failures in the financial services industry;

•the credit risk of our merchant clients, for which we may also be liable;

•the continuing market position of the ATH network;

•a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending;

•our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees;

•changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions;

•the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges;

•additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees;

•operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability;

ii

•our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties;

•our ability to comply with U.S. federal, state, local and foreign regulatory requirements;

•evolving industry standards and adverse changes in global economic, political and other conditions;

•our level of indebtedness and restrictions contained in our debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future;

•our ability to prevent a cybersecurity attack or breach in our information security;

•the possibility that we could lose our preferential tax rate in Puerto Rico;

•the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean;

•uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021;

•the continued impact of the COVID-19 pandemic and measures taken in response to the outbreak, on our resources, net income and liquidity due to current and future disruptions in operations as well as the macroeconomic instability caused by the pandemic;

•the nature, timing and amount of any restatement; and

•other risks and uncertainties detailed on “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020;

as well as statements regarding our future operations, financial condition and prospects, and business strategies. These forward-looking statements also include all statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy, and the plans and objectives of management for future operations. The words “will,” “will continue,” “will likely result,” “may,” “could,” “likely,” “ongoing,” “continue,” “anticipate,” “estimate,” “predict,” “expect,” “project,” “intend,” “plan,” “believe,” “anticipate,” “target,” “forecast,” “goal,” “objective,” “aim,” and other words and terms of similar meaning are intended to identify forward-looking statements.
These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in particular, the risks discussed in the sections captioned “Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

iii

Prospectus Summary
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Annual Report on Form 10-K for the year ended December  31, 2020, filed with the SEC on March 1, 2021, and in other documents that we subsequently file with the SEC that are incorporated by reference herein.
EVERTEC

EVERTEC is a leading full-service transaction-processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. We serve 26 countries out of 11 offices, including our headquarters in Puerto Rico. We own and operate the ATH network, one of the leading personal identification number debit networks in Latin America. We manage a system of electronic payment networks and offer a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico, that process approximately three billion transactions annually. Additionally we offer technology outsourcing in all the regions we serve. We serve a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions that enable them to issue, process and accept transactions securely.
Our broad suite of services spans the entire transaction-processing value chain and includes a range of front-end customer-facing solutions such as the electronic capture and authorization of transactions at the point-of-sale, as well as back-end support services such as the clearing and settlement of transactions and account reconciliation for card issuers. These include: (i) merchant acquiring services, which enable point of sales and e-commerce merchants to accept and process electronic methods of payment such as debit, credit, prepaid and electronic benefit transfer cards; (ii) payment processing services, which enable financial institutions and other issuers to manage, support and facilitate the processing for credit, debit, prepaid, automated teller machines and electronic benefit transfer card programs; and (iii) business process management solutions, which provide “mission-critical” technology solutions such as core bank processing, as well as IT outsourcing and cash management services to financial institutions, corporations and governments. We provide these services through scalable, end-to-end technology platforms that we manage and operate in-house and that generate significant operating efficiencies that enable us to maximize profitability.
We were incorporated under the laws of the Commonwealth of Puerto Rico in April 2012. Our main operating subsidiary, EVERTEC Group, LLC (formerly known as EVERTEC, LLC and EVERTEC, Inc.), was organized under the laws of the Commonwealth of Puerto Rico in 1988. Our headquarters are located at Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926 and our telephone number is (787) 759-9999. Our Common Stock is listed on the New York Stock Exchange under the symbol “EVTC”. We maintain a number of websites, including www.evertecinc.com. The information on, or accessible through, our websites is not part of this prospectus.
The Offering

This prospectus relates to the resale of shares of Common Stock held by the Stockholder identified under “The Stockholder”. Under the terms of the Stockholder Agreement (as defined below), we are obligated to file this registration statement as a consequence of being a well-known seasoned issuer as defined in SEC rules. We are registering these Evertec shares pursuant to that obligation and not as a result of any express exercise of any right by the Stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock by the Stockholder.

Risk Factors
You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December  31, 2020, filed with the SEC on March 1, 2021, and in other documents that we include or incorporate by reference into this prospectus.
Use Of Proceeds
All of the shares of Common Stock offered pursuant to this prospectus and sold by the Stockholder identified in this prospectus will be sold for the Stockholder’s own account. We will not receive any proceeds from the sale of shares of Common Stock by the Stockholder. We will pay all of the fees and expenses incurred by us in connection with this registration. The Stockholder will receive all of the net proceeds from this offering. See “The Stockholder.”

The Stockholder
This prospectus relates to the resale of shares of our Common Stock held by Popular, Inc. (the “Stockholder”). As of December 31, 2020, the Stockholder was our largest shareholder, and revenue derived from our relationship with the Stockholder was the single largest source of our revenues for the year ended December 31, 2020. Our agreements with the Stockholder are discussed in the section captioned “Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2021.
The registration statement of which this prospectus forms a part has been filed pursuant to our obligations under a Stockholder Agreement, dated April 17, 2012, by and between EVERTEC, Inc. and certain holders party thereto, including the Stockholder, as amended by the First Amendment to Stockholder Agreement, dated March 27, 2013, the Second Amendment to Stockholder Agreement, dated June 30, 2013, and the Third Amendment to Stockholder Agreement, dated November 13, 2013 (as so amended, the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, we became obligated to file this registration statement upon becoming a well-known seasoned issuer. This particular term has been in the Stockholder Agreement since it was entered into in its original form in 2012. We are not filing this registration statement as a result of any express exercise of any right by the Stockholder.
Under the terms of the Stockholder Agreement, in connection with the offering by the Stockholder we will pay all expenses arising from or incident to the registration of the Common Stock pursuant to the Stockholder Agreement (other than certain selling expenses of the Stockholder, as discussed below). This includes all registration and filing fees; all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Common Stock); all printing, messenger and delivery expenses; fees, charges and disbursements of our counsel and accountants; the fees and expenses incurred in connection with the listing of the Common Stock on any national securities exchange; the fees and expenses incurred in connection with marketing (including any “road show”) with respect to any underwritten offerings; all fees and expenses incurred in connection with contracting for the services of any transfer agent or registrar; and we are obligated to reimburse the Stockholder for the reasonable and documented fees, charges and disbursements of its counsel. The Stockholder will bear all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Stockholder’s sale of Common Stock.
The table below sets forth certain information known to us with respect to the beneficial ownership of our shares of Common Stock held by the Stockholder as of the filing of this registration statement, based on information reported on Schedule 13G by the Stockholder. Information concerning the Stockholder may change from time to time.
Because the Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Stockholder, or the amount or percentage of shares of our Common Stock that will be held by the Stockholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Stockholder will sell all their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 72,163,357 shares of our common stock outstanding as of April 28, 2021.

	Prior to the offering			After the offering (1)
Name of the Stockholder	Number of shares of Common Stock beneficially owned	Percent of shares of Common Stock outstanding	Number of shares of Common Stock registered for resale	Number of shares of Common Stock beneficially owned	Percent of shares of Common Stock outstanding
Popular, Inc.	11,654,803	16.2%	11,654,803	—	—
Total shares of our Common Stock registered			11,654,803

(1)	Assumes all shares of our Common Stock being offered hereby are sold by the Stockholder.

MATERIAL TAX CONSIDERATIONS
The following discussion contains a description of certain U.S. federal income tax and Puerto Rico tax consequences of the acquisition, ownership and disposition of our common stock, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common stock. The discussion is based upon the federal income tax laws of the United States (including applicable regulations, rulings and court decisions), and Puerto Rico legislation and regulations thereunder as of the date hereof, which are subject to change, possibly with retroactive effect.
U.S. Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of shares of our common stock by a U.S. Holder (as defined below).
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.
This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of shares. In particular, this summary is directed only to U.S. Holders that hold shares as capital assets and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, individual holders who are bona fide residents of Puerto Rico during the entire taxable year (or, in some cases, a portion thereof) within the meaning of Sections 933 and 937 of the Code, corporations created or organized in or under the laws of Puerto Rico, persons holding shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such shares.
You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Passive Foreign Investment Company Status
In general, as a corporation incorporated in Puerto Rico, we are treated as a foreign corporation for U.S. federal income tax purposes. We believe, and the following discussion assumes, that we were not a passive foreign investment company (“PFIC”) for our taxable year ending December 31, 2020 and that, based on the present composition of our income and assets and the manner in which we conduct our business, we will not be a PFIC in our current taxable year or in the foreseeable future. Whether we are a PFIC is a factual determination made annually, and our status could change depending, among other things, upon changes in the composition of our gross income and the relative quarterly average value of our assets. If we were a PFIC for any taxable year in which you hold shares, you generally would be subject to additional taxes on certain distributions and any gain realized from the sale or other taxable disposition of the common stock regardless of whether we continued to be a PFIC in any subsequent year. You are encouraged to consult your own tax advisor as to our status as a PFIC and the tax consequences to you of such status.
Taxation of Dividends
Subject to the discussion above under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our common stock (including any amount withheld in respect of Puerto Rican taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.
Subject to certain exceptions for short-term positions, dividends received by an individual with respect to the common stock will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Because we are organized under the laws of a possession of the United States, dividends paid on the common stock generally will be treated as qualified dividends, provided that we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2019 and 2020 taxable years. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2021 taxable year or in the foreseeable future. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.
Dividend distributions with respect to our common stock generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any Puerto Rican income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such Puerto Rican income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
U.S. Holders that receive distributions of additional common stock or rights to subscribe for common stock as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.
Taxation of Dispositions of Common Stock
Subject to the discussion above under “—Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of the common stock, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the common stock. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the common stock has been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.
Gain, if any, realized by a U.S. Holder on the sale or other disposition of the common stock generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a Puerto Rican tax is imposed on the sale or disposition of the common stock, a U.S. Holder that does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such Puerto Rican taxes. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the common stock.
Foreign Financial Asset Reporting.
Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on U.S. Internal Revenue Service (“IRS”) Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting
Dividends paid on, and proceeds from the sale or other disposition of, the common stock to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.
Material Puerto Rico Income Tax Consequences

The following discussion summarizes the material Puerto Rico tax considerations relating to the ownership and disposition of shares of our common stock.

This discussion is based on the tax laws of Puerto Rico as in effect on the date of this registration statement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary.

This discussion deals only with common stock held by a holder who purchases and holds them as “capital assets” within the meaning of Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”) (i.e., generally property held for investment).

For purposes of the discussion below, a “domestic corporation” is a corporation or other entity organized under the laws of Puerto Rico that is treated as a corporation for Puerto Rico income tax purposes, excluding corporations or other types of entities subject to pass through tax treatment or any other special tax regime under the PR Code. Furthermore, a “foreign corporation” is a corporation or other entity taxable as a corporation for Puerto Rico income tax purposes that is organized under the laws of a jurisdiction other than Puerto Rico. Foreign corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

The following discussion does not intend to cover all aspects of the tax laws of Puerto Rico that may be relevant to a purchaser of common stock in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as insurance companies, banks, tax-exempt organizations, partnerships or other pass-through entities for Puerto Rico income tax purposes, “Special Partnerships,” “Corporations of Individuals,” registered investment companies or certain pension trusts.
If you are considering acquiring, owning or disposing of our common stock, you should consult your own tax advisors concerning the consequences of Puerto Rico income tax in light of your particular situation as well as any consequences arising under the laws of any other jurisdiction.

Taxation of Dividends

Distributions of cash or other property made with respect to our common stock will be treated as dividends to the extent that they are paid out of current or accumulated earnings and profits. To the extent that a distribution exceeds our current and accumulated earnings and profits, the distribution will be applied against and reduce the adjusted Puerto Rico income tax basis of our common stock in the hands of the holder. The excess of any distribution of this type over the adjusted Puerto Rico income tax basis will be treated as a gain on the sale or exchange of our common stock and will be subject to income tax as described below.

Individual Residents of Puerto Rico and Domestic Corporations

Except for certain exempt dividends described below, individuals who are residents of Puerto Rico (“PR Individuals”) will be subject to a 15% withholding tax on dividends paid on our common stock. In addition, PR Individuals may be subject to the alternative basic tax (“ABT”), to the extent such tax exceeds the applicable regular income tax imposed by the PR Code. If the ABT is applicable, the dividends may be subject to an additional tax of up to 9%. You should consult your tax advisor regarding the application of the ABT in connection with an investment in our common stock.

Provided the common stock is held in his or her name, a PR Individual may opt out of the 15% withholding tax described above by providing us with a written statement. If such PR Individual holds the common stock in the name of a broker or other direct or indirect participant of Depository Trust Company (“DTC”), certain other procedures may need to be followed for purposes of opting out of the 15% withholding tax. If the PR Individual opts out of the 15% withholding tax, they will be required to include the amount of the dividend as ordinary income and will be subject to Puerto Rico income tax thereon at the normal income tax rates, which currently may be up to 33%. Even if the withholding is actually made, the PR Individual may elect, upon filing his or her Puerto Rico income tax return for the year the dividend is paid, for the dividends to be taxed at the normal income tax rates applicable to individuals. In this case, the 15% income tax withheld will be creditable against the normal tax so determined.

Domestic corporations will be subject to Puerto Rico income tax on dividends paid or accrued on our common stock at the normal corporate income tax rates, subject to a dividend received deduction. The dividend received deduction will be equal to 85% of the dividend received, but the deduction may not exceed 85% of the corporation’s net taxable income. The current maximum corporate income tax rate under the PR Code is 37.5%. No income tax withholding will be imposed on dividends paid on our common stock provided such stock is held in the name of the domestic corporation. However, if such domestic corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then a 10% income tax withholding will be made on dividends paid on the common stock held on behalf of such domestic corporation, unless certain procedures are followed for purposes of opting out of the 10% withholding tax. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the domestic corporation.

We have investments in entities covered by a tax exemption grant under Act No. 73 of 2008, as amended (“Grant” and “Act 73”, respectively), from which we may derive industrial development income, which is exempt from Puerto Rico income tax (“IDI”). Pursuant to Act 73 and the Grant, dividend distributions made by us from IDI to PR Individuals and domestic corporations will not be subject to Puerto Rico income tax, including ABT. Subsequent distributions from said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.

Individuals Who Are Not Residents of Puerto Rico and Foreign Corporations

The following discussion regarding the income taxation of dividends on the common stock received by individuals who are not residents of Puerto Rico (“Non-PR Individuals”) and foreign corporations assumes that dividends will constitute income from sources within Puerto Rico. Generally, a dividend declared by a domestic corporation will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of the declaration. We believe that we have derived more than 20% of our gross income from Puerto Rico sources on an annual basis since our incorporation and expect that in the future more than 20% of our gross income on an annual basis will be from Puerto Rico sources.

Dividends paid on the common stock to any Non-PR Individual will be subject to a 15% withholding tax, and dividends paid on the common stock to any foreign corporation that is not engaged in a trade or business in Puerto Rico will be subject to a 10% withholding income tax.

Dividends paid on the common stock to any foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to the normal corporate income tax rates applicable to domestic corporations on its net income that is effectively connected with the trade or business in Puerto Rico, which will include the dividends on the common stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will be entitled to claim the 85% dividend received deduction as discussed above in connection with dividends received by domestic corporations from another domestic corporation. No income tax withholding will be imposed on dividends paid to foreign corporations engaged in a trade or business in Puerto Rico on the common stock provided such shares are held in the name of such foreign corporation. However, if such foreign corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then, a 10% withholding tax will apply to dividends paid on the common stock held on behalf of such foreign corporation unless certain procedures are followed to certify to us through DTC that the beneficial owner of the common stock is a foreign corporation engaged in a trade or business in Puerto Rico. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the foreign corporation.

As mentioned above, we also have investments in entities covered by the Grant from which we may derive IDI. Pursuant to Act 73 and the Grant, dividend distributions from IDI to Non-PR Individuals and foreign corporations will not be subject to Puerto Rico income tax. Subsequent distributions of said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.

Taxation of Dispositions of Common Stock
The sale or exchange of common stock will give rise to gain or loss for Puerto Rico income tax purposes equal to the difference between the amount realized on the sale or exchange and the Puerto Rico income tax basis of the common stock in the hands of the holder. Any gain or loss that is required to be recognized will be a capital gain or loss if the common stock are held as a capital asset by the holder and will be a long-term capital gain or loss if the holder’s holding period of the common stock exceeds one year. Additionally, Act 73 imposes additional rules in determining the tax basis of the common stock in the hands of the holder upon their sale or exchange.

Individual Residents of Puerto Rico and Domestic Corporations

Gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation will generally be required to be recognized as gross income and will be subject to Puerto Rico income tax.

If the holder is a PR Individual and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 15%. If the holder is a domestic corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 20%. PR Individuals and domestic corporations may elect to treat such capital gains as ordinary income subject to regular income tax rates instead of the applicable capital gains tax. However, a portion of the gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation may be subject to a special capital gain tax of 4% pursuant to Act 73 if it is sold during the duration of the Grant. The amount of gain subject to the special 4% tax rate will depend on the portion of the gain attributable to the exempt operations conducted under the Grant. If the sale or exchange takes place after the expiration of the Grant, the amount of gain subject to the special 4% tax rate will be limited to the value of the shares at the date of the expiration of the Grant reduced by: (1) the amount of exempt distributions received by the shareholder; and (2) the tax basis of the common stock in the hands of the holder as computed pursuant to Act 73. Any remaining gain shall be subject to taxation pursuant to the provisions of the PR Code.

In addition, PR Individuals may be subject to the ABT on the portion of the gain subject to the 15% tax, to the extent the ABT exceeds the applicable regular income tax imposed by the PR Code. You should consult your tax advisor regarding the application of the ABT in connection with an investment in the common stock.

PR Individuals and Foreign Corporations

Non-PR Individuals and foreign corporations not engaged in a trade or business in Puerto Rico will not be subject to Puerto Rico income tax on the sale or exchange of the common stock.

A foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to income tax as described above for domestic corporations, plus a 10% branch profits tax, on any gain realized on the sale or exchange of the common stock if the gain is effectively connected with the Puerto Rico trade or business. You should consult your tax advisor regarding the rules to determine effectively connected income and the application of the branch profits tax.
Municipal License Taxation

Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on dividends paid on the common stock or on any gain realized on the sale, exchange or redemption of the common stock.

Individuals, residents or non-residents, and corporations, domestic or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on dividends paid on the common stock and on the gain realized on the sale, exchange or redemption of the common stock if the dividends or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates vary by municipalities with the current maximum rate being 1.5% in the case of financial businesses and 0.5% for other businesses.

Plan Of Distribution
The Stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, private transactions, transactions on the New York Stock Exchange or any other stock exchange, market or trading facility on which the Common Stock is traded, a combination of these methods, through underwriters or dealers, through agents and/or directly to one or more purchasers, or any other method permitted pursuant to applicable law. (As used under this caption “Plan of Distribution”, the term “securities” means the Common Stock offered by this prospectus and any applicable prospectus supplement, unless otherwise expressly stated or the context otherwise requires.) The securities may be distributed from time to time in one or more transactions, each of which may be described in a prospectus supplement and which may include transactions:
•     at a fixed price or prices, which may be changed from time to time;
•     at market prices prevailing at the time of sale;
•    at prices related to such prevailing market prices; or
•    at negotiated prices.
In connection with a particular public sale of securities pursuant to this prospectus, we may provide a prospectus supplement or supplements that describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities; (iii) any options under which underwriters may purchase additional securities from the Stockholder; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Offers to purchase the securities offered pursuant to this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of securities offered pursuant to this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of securities offered pursuant to this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the Stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with any offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the Stockholder may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities from the Stockholder. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. None of the persons participating in any such offering will be obligated to engage in these transactions and these transactions, if commenced, may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
The Stockholder may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by the registration statement of which this prospectus forms a part to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell the securities covered by and pursuant to the registration statement of which this prospectus forms a part and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the Stockholder or others to settle such sales and may use securities received from the Stockholder to close out or hedge any related short positions. The Stockholder may also loan or pledge securities covered by the registration statement of which this prospectus forms a part and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to the registration statement of which this prospectus forms a part and the applicable prospectus supplement or pricing supplement, as the case may be.
There can be no assurance that the Stockholder will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Stockholder will not transfer, devise or gift the securities by other means not described in this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The underwriters, dealers and agents may engage in transactions with us or the Stockholder, or perform services for us or the Stockholder, in the ordinary course of business for which they receive compensation.
Under the terms of the Stockholder Agreement, we have obligations to indemnify the Stockholder against certain liabilities, including certain liabilities under the Securities Act in connection with the registration of the securities.

Legal Matters
Certain legal matters in connection with this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of the shares of Common Stock offered hereby will be passed upon for us by O’Neill & Borges LLC, San Juan, Puerto Rico.
Experts
The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Information Incorporated By Reference
The following documents previously filed with the SEC are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are either (i) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, as amended by Amendment No.1 filed with the SEC on April 1, 2021 (together, the “Annual Report”);
•our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2021, filed with the SEC on April 30, 2021;
•our Current Reports on Form 8-K filed with the SEC on April 22, 2021 and April 29, 2021;
•our definitive Proxy Statement on Form 14A filed with the SEC on April 9, 2021, as supplemented and amended by our Proxy Statement Supplement No. 1 filed with the SEC on April 14, 2021; and
•the description of our securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed.
EVERTEC hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:
Cupey Center Building,
Road 176, Kilometer 1.3,
San Juan, Puerto Rico 00926
(787) 759-9999
Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.
Our internet address is https://evertecinc.com and the investor relations section of our website is located at https://ir.evertecinc.com/. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our websites that is not specifically incorporated by reference herein is not a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Common Stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Stock.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to EVERTEC and the shares of our Common Stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth certain estimated fees and expenses payable in connection with the sale of the shares of Common Stock being registered hereby, all of which will be payable by the registrant. Further expenses payable in connection with the sale of the shares of Common Stock being registered hereby may be disclosed in a prospectus supplement.

Securities and Exchange Commission registration fee	$52,272.97
Legal fees and expenses	$282,000.00
Accounting fees and expenses	$7,500.00
Miscellaneous	$2,000.00
Total	$343,772.97

Item 15.    Indemnification of Officers and Directors.
Article 1.02(b)(6) of the Puerto Rico General Corporation Law of 2009, as amended (the “PR-GCL”), provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of the directors or stockholders in cases of monetary claims for damages resulting from the breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase or redemption or obtaining an improper personal benefit.
Article 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify any person who is, has been, or is under threat of becoming a party to any action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation) because the person has been or is a director, officer, employee or agent of the corporation, or had been acting or is acting by request of the corporation as a director, officer, employee or agent of another corporation or other entity (a “Covered Person”). Such indemnification may include the expenses incurred in a reasonable manner, including attorney fees, judgments, fines and amounts paid to settle such action, suit or proceeding if the person acted in good faith and in a manner which the person deemed to be reasonable and consistent with the best interests of the corporation and not opposed thereto, and that with respect to any criminal action or proceeding the person did not have reasonable cause to believe that his conduct was unlawful.
Such Article 4.08 also authorizes a Puerto Rico corporation to indemnify any Covered Person who is, has been, or is under threat of becoming a party to any action or suit initiated by the corporation or initiated to protect the interests of the corporation. Such indemnification may include the expenses incurred in a reasonable manner, including attorney fees, with respect to the defense or settlement of such action or suit or proceeding if such person acted in good faith and in a manner he or she deemed to be consistent with the best interests of the corporation and not opposed thereto.
To the extent that a director, officer, employee or agent of the corporation has prevailed on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or controversy relating thereto, Article 4.08 of the PR-GCL requires the corporation to indemnify such person for reasonable expenses incurred (including attorney fees) by reason of such action, suit or proceeding.
Prior to final resolution of any such action, suit or proceeding, the corporation may advance the expenses incurred by a director or officer in the defense of a civil or criminal action, suit or proceeding after obtaining a commitment from such person that he or she will reimburse such amount if it finally determined that such person is not entitled to indemnification. The expenses incurred by other directors, officers and other employees or agents may also be paid in advance pursuant to the terms and conditions which the board of directors deems convenient.
Such rights of indemnification are not exclusive of any other rights to which officers or directors of the corporation may be entitled under any by-law, agreement, vote of uninterested stockholders or directors or otherwise.
Article 4.08 of the PR-GCL also authorizes a Puerto Rico corporation to purchase insurance in the name of any Covered Person against any liability claimable against such person, or which he or she has incurred in such capacity, or which arises out of his or her status as such, whether or not the corporation has the power to indemnify such person against any such liability.

Article 2.02(n) of the PR-GCL states that every corporation created under the provisions of the PR-GCL shall have the power to reimburse to all directors and officers or former directors and officers the expenses which necessarily or in fact were incurred with respect to the defense in any action, suit or proceeding in which such persons, or any of them, are included as a party or parties for having been directors or officers of one or another corporation, pursuant to and subject to the provisions of Article 4.08 of the PR-GCL described above.
Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation and amended and restated bylaws by our stockholders or by changes in law will not, unless otherwise required by law, adversely affect any right or protection of a director existing at the time of such modification or repeal with respect to acts or omissions occurring prior to such modification or repeal.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding arising out of their status as an officer or director or their activities in these capacities, if such indemnitee acted in good faith and in a manner such indemnitee deemed to be reasonable and consistent with the best interests of the corporation and not opposed thereto, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. We also will indemnify any person who, at our request, while acting as a director or officer of the corporation, is or was serving as an incorporator, resident agent, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan.
The right to be indemnified includes the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking from such officer or director to repay such amount if it is determined that he or she is not entitled to be indemnified.
We may, by action of our Board, to the extent permitted by law, provide indemnification and advancement of expenses to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.
Neither the amendment nor the repeal of these indemnification provisions by our stockholders or by changes in law, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, unless otherwise required by law, will not diminish or adversely affect any right or protection existing at the time of such amendment, repeal or adoption in respect of ant act or omission occurring prior to such amendment, repeal or adoption with respect to any act or omission occurring prior to such amendment, repeal or adoption.
We have entered into separate indemnification agreements with each of our non-management directors in connection with his or her appointment to the Board. These indemnification agreements will require us to, among other things, indemnify our directors to the fullest extent permitted by law, against liabilities that may arise by reason of their status or service as directors. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified, provided that the agreements also require the indemnitees to repay any expenses advanced to them if it is ultimately determined that they are not entitled to indemnification. The agreements require us, if commercially reasonable, to obtain insurance providing such directors with coverage for losses from wrongful acts, or to ensure performance of our indemnification obligations, and to use our best efforts to cause our directors to be covered by any of our insurance policies providing insurance for our directors and officers. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.

Item 16.    Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of EVERTEC, Inc. (incorporated by reference to Exhibit 3.1 of EVERTEC, Inc.’s Current Report on Form 8-K filed on April 23, 2013, File No. 001-35872)

3.2	Amended and Restated Bylaws of EVERTEC, Inc. (incorporated by reference to Exhibit 3.2 of EVERTEC, Inc.’s Current Report on Form 8-K filed on April 23, 2013, File No. 001-35872)

4.1*	Form of common stock certificate of EVERTEC, Inc.

4.2
Stockholder Agreement, dated April 17, 2012, by and among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.2 of EVERTEC, Inc.’s Annual Report on Form 10-K filed on February 27, 2020, File No. 001-35872)

4.3
First Amendment to the Stockholder Agreement, dated March 27, 2013, by and among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.10 of EVERTEC, Inc’s Amendment No. 3 to the Registration Statement on Form S-1 filed on April 2, 2013, File No. 333-186487)

4.4
Second Amendment to the Stockholder Agreement, dated June 30, 2013, by and among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 of EVERTEC, Inc.’s Quarterly Report on Form 10-Q filed on August 14, 2013, File No. 001-35872)

4.5
Third Amendment to the Stockholder Agreement, dated November 13, 2013, by and among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.5 of EVERTEC, Inc.’s Annual Report on Form 10-K filed on March 17, 2014, File No. 001-35872)

5.1*	Opinion of O’Neill & Borges LLC

23.1*	Consent of Independent Registered Public Accounting Firm

23.2	Consent of O’Neill & Borges LLC (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

* Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on May 3, 2021.

EVERTEC, Inc. (Registrant)

Date: May 3, 2021	By:	/s/ Luis A. Rodríguez
Luis A. Rodríguez
Executive Vice President and Chief Legal and Corporate Development Officer
POWER OF ATTORNEY
The undersigned director of EVERTEC, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, whose signature appears below hereby constitutes and appoints Morgan M. Schuessler, Jr., Joaquín A. Castrillo-Salgado and Luis A. Rodríguez , and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and is his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Morgan M. Schuessler, Jr.	Chief Executive Officer (Principal Executive	May 3, 2021
Morgan M. Schuessler, Jr.	Officer)

/s/ Joaquín A. Castrillo-Salgado	Chief Financial Officer (Principal Financial and	May 3, 2021
Joaquín A. Castrillo-Salgado	Accounting Officer)

/s/ Frank G. D’Angelo	Chairman of the Board	May 3, 2021
Frank G. D’Angelo

/s/ Iván Pagán	Director	May 3, 2021
Iván Pagán

/s/ Alan H. Schumacher	Director	May 3, 2021
Alan H. Schumacher

/s/ Thomas W. Swidarski	Director	May 3, 2021
Thomas W. Swidarski

/s/ Jorge A. Junquera	Director	May 3, 2021
Jorge A. Junquera

/s/ Aldo Polak	Director	May 3, 2021
Aldo Polak

/s/ Olga M. Botero	Director	May 3, 2021
Olga M. Botero

/s/ Brian J. Smith	Director	May 3, 2021
Brian J. Smith